Exhibit (b)
EX-99-906CERT
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, James E. Ross, President and I, Laura F. Dell, Treasurer of the State Street Institutional Investment Trust (the “Trust”), each certify that:
1.	This Form N-CSR filing of the Trust for the period ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James E. Ross
James E. Ross
President (Principal Executive Officer)
Date: November 25, 2011

By:	/s/ Laura F. Dell
Laura F. Dell
Treasurer (Principal Financial Officer)
Date: November 25, 2011